UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: August 5, 2003)

AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	000-30898	42-1458424

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

699 WALNUT STREET
DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 362-3600

SIGNATURE
EXHIBITS
Consolidated Statements
Press Release dated August 5, 2003
Supplemental Information

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

AmerUs Group Co. (the “Company”) reported the following results on August 5, 2003.

The Company reported second quarter 2003 net income of $43.7 million, or $1.11 per diluted share, an increase over last year’s reported results of $4.3 million, or $0.10 per diluted share.

Net income for the first six months of 2003 was $79.5 million, or $2.02 per share, compared with $29.2 million, or $0.71 per share reported a year ago.

Sales of fixed annuity products for the second quarter of 2003 were $468 million, compared with $403 million in the second quarter of 2002.1

For the first six months of 2003, fixed annuity sales were $844 million compared to $797 million during the first six months of 2002.1

Second quarter 2003 fixed life sales were $30.7 million, compared to $36.9 million in the second quarter of 2002.1

For the first six months of 2003, fixed life sales were $62.0 million compared to $67.7 million in the first six months of 2002.1

The Company is filing the AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity as Exhibit 99.1.

ITEM 7 (c). EXHIBITS

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity

99.2	Press Release dated August 5, 2003.

99.3	Supplemental Information.

1 Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

ITEM 9. REGULATION FD DISCLOSURE

On August 6, 2003, the Company reported the following in its second quarter 2003 earnings call

The Company expects its return on equity to remain around 12% for 2003.2

The Company continues to believe that its pre-tax, credit-related write downs, net of any credit-related gains, will be $20-$25 million in 2003.

The Company is on target to slightly exceed its 2003 annuity sales goal of $1.5 billion but believes that its sales will still be lower than its 2002 results.1

The Company expects total pre-tax restructuring charges during the third and fourth quarters to be between four and five million dollars and that these charges will conclude by the end of 2003.

The Company expects spreads on its traditional fixed annuity products to improve but remain below its 200 basis point target.

     All statements, trend analyses and other information contained in the previous statements relative to markets for products and trends in operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities (a) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company’s ability to sell products, the market value of investments and the lapse rate and profitability of policies; (b) the ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (c) customer response to new products, distribution channels and marketing initiatives; (d) mortality, morbidity, and other factors which may affect the profitability of insurance products; (e) the ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some products; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (i) ratings and those subsidiaries by independent rating organizations which AmerUs Group believes are particularly important to the sale of products; (j) the performance of investment portfolios; (k) the impact of changes in standards of accounting for derivatives and business combinations, goodwill and other intangibles and purchase accounting adjustments; (l) the Company’s ability to integrate the business and operations of acquired entities; (m) expected life

2 This projection is based on adjusted net operating income per share which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on, projected long-term return on average equity on a GAAP basis.

and annuity product margins; (n) the impact of anticipated investment transactions; and (o) unanticipated litigation or regulatory investigations.

     There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 5, 2003, AmerUs Group Co. issued a press release reporting its financial results for the quarter ended June 30, 2003, which the Company is furnishing under this Item 12 as Exhibit 99.2, and posted on its website the supplemental information, which the Company is furnishing under this Item 12 as Exhibit 99.3.

On August 6, 2003, the Company reported the following in its second quarter 2003 earnings call.

The spread on the Company’s traditional fixed annuity business was virtually flat with last quarter at 186 basis points. This compares to 188 basis points last quarter and 199 basis points a year ago.

Statutory net income was $40.5 million for the second quarter and $48.5 million year-to-date. Statutory adjusted capital increased to $932 million. The Company’s risk-based capital increased to 294 percent, compared to 268 percent at the end of the first quarter. All of the company’s major operating subsidiaries’ risk-based capital levels are at or above the 270 percent range.

The Company’s annualized return on average equity for the first half of 2003 was 11.9 percent on a GAAP basis and 12.1 percent calculated using adjusted net operating income (rather than net income) and excluding other accumulated other comprehensive income.3

3 Management of the Company believes that calculating the Company’s annualized return on average equity in this manner assists investors in evaluating the performance of the Company. See footnote 1 of the Company’s Press Release dated August 5, 2003, which is furnished under Item 12 of this Current Report on Form 8-K.

Reconciliation of Return on Equity on a
Non-GAAP Basis to GAAP Basis

		Adjusted
	Non-GAAP	Net Operating	GAAP
	Basis	Income Items	Basis

Net income	$73,240	$6,261	$79,501
	x2		x2

Annualized	146,480		159,002

		Accumulated Other
		Comprehensive
		Income Items

Average Equity:
Beginning balance	1,174,426	88,522	1,262,948
Ending balance	1,253,976	162,364	1,416,340

	2,428,402		2,679,288
	/ 2		/ 2

Average	1,214,201		1,339,644
Return on Equity	12.1%		11.9%

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ MELINDA S. URION

Melinda S. Urion
Executive Vice President
and Chief Financial Officer

Dated: August 6, 2003

EXHIBITS

Exhibit No.	Description

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity

99.2	Press Release dated August 5, 2003.

99.3	Supplemental Information.